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                                                                    Exhibit 99.1

                 AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF
                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                                       AND
                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

PURPOSE

                  The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Alaska Communications Systems Group, Inc. (the "Company") in fulfilling the Board's oversight of the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent auditor.

                  In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties are the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law (the "DGCL"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the DGCL to rely, in discharging their oversight role, on the records of the Company and on other information (and, absent actual knowledge to the contrary, on the accuracy of such records and information) presented to the Committee, Board or Company by its officers or employees or by outside experts such at the independent auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and that the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

                  Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

MEMBERSHIP

                  The Committee shall consist of four members of the Board, including such "independent directors" as defined in the rules of The Nasdaq Stock Market ("Nasdaq"). Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Except as provided above, each Committee member shall satisfy the independence and experience requirements of The Nasdaq Stock Market, including any exceptions thereto. At least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the Securities and Exchange Commission (the "SEC"). In addition, each Committee member shall satisfy the independence requirements of the Nasdaq and Rule 10A-3(b)(1) under

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the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members shall be appointed by action of the Board and shall serve at the discretion of the Board.

COMMITTEE ORGANIZATION AND PROCEDURES

                           1.       The members of the Committee shall appoint a
Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

                           2.       The Committee shall have the authority to
establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

                           3.       The Committee shall meet at least four times
in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

                           4.       The Committee may include in its meetings
members of the Company's financial management, representatives of the independent auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the independent auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may also meet privately with management, as it deems appropriate.

                           5.       The Committee may, in its discretion, retain
outside legal counsel, experts or advisors (accounting, financial or otherwise) if it determines that such counsel is necessary or appropriate under the circumstances. The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

                           6.       A majority vote of the members of the
Committee shall be required for any action of the Committee. If a vote of the members of the Committee does not result in a majority, the issue shall be resolved by a majority of the independent members of the Committee.

OVERSIGHT

         Independent Auditor

                           7.       The Committee shall be directly responsible
and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee. The Committee shall be responsible for reviewing the appointment of the independent auditor and, where applicable, recommending that the Board replace the independent auditor and recommending to

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the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders. The Committee shall be responsible for approving the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor.

                           8.       Before the independent auditor is engaged by
the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

                           9.       The Committee shall receive from the
independent auditor, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent auditor's independence. The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC. The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms. The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

         Annual Audit

                           10.      The Committee shall meet with the
independent auditor and management (and to the extent applicable, the internal auditor) in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

                           11.      The Committee shall meet with the
independent auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the independent auditor (a) any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses, (b) any matters within the scope of the pending audit that have not yet been completed, and (c) any other issues, analyses or initiatives the Committee deems appropriate for discussion.

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                           12.      The Committee shall review and discuss the
annual audited financial statements with management and the independent auditor, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

                           13.      The Committee shall, based on the review and
discussions in paragraphs 9 and 10 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 7 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

         Quarterly Review

                           14.      The independent auditor shall review the
interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

         SEPARATE DISCUSSIONS WITH THE INDEPENDENT AUDITOR

                           15.      The Committee shall discuss with the
independent auditor and the senior internal audit manager, at least annually,
(A) any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters, (B) the adequacy and effectiveness of the accounting and financial controls of the Company (and consider any recommendations for improvement of such internal control procedures), (C) any material written communications between the independent auditor and management of the Company, such as management letters, management representation letters, reports on observations and recommendations on internal controls, independent auditor's engagement letters, independent auditor's independence letters, schedules of unadjusted audit differences, listings of adjustments and reclassifications not recorded, or any other significant matters brought to the attention of the Committee by the independent auditor as a result of its annual audit, (D) the accounting policies and practices to be used that the independent auditor identifies as critical, and (E) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                           16.      The Committee shall, based on the review and
discussions with the independent auditor and the disclosures received from the independent auditor regarding its independence and disclosed relationships (including but not limited to the requirements of Independence Standards Board Standard 1 and the Statement on Auditing Standards No. 61, "Communication with Audit Committees"), determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

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                           17.      The Committee shall obtain from the
independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

            Internal Audit

                           18.      The Chief Executive Officer shall be
responsible for the hiring, funding and replacing of the Company's internal audit manager. The Committee, or the Chair of the Committee, as periodically warranted, but no less than annually, shall provide the Chief Executive Officer with an evaluation of the performance of the internal auditor.

                           19.      The senior internal audit manager shall
furnish to the Committee a copy of each audit report prepared by the internal auditors.

                           20.      The Committee shall discuss with the senior
internal audit manager the activities and organizational structure of the Company's internal audit function, the qualifications of the primary personnel performing such function, and any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager

         Miscellaneous

                           21.      The Committee shall review and reassess the
Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

                           22.      The Committee shall review legal and
regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

                           23.      The Committee shall provide the report for
inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

                           24.      The Committee shall review all related party
transactions on an ongoing basis and all such transactions must be approved by the Committee.

                           25.      The Committee shall establish procedures for
the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

                           26.      The Committee shall provide the Company with
the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

                           27.      The Committee, through its Chair, shall
report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions, recommendations, and any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the


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Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.